Exhibit 99.1

DPW Holdings, Inc. Announces Issuance of $200,000 Convertible Promissory Note

Newport Beach, CA, May 29, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that on May 28, 2020, it entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with an institutional investor (the “Investor”). Pursuant to the Agreement, the Company agreed to exchange a 12% secured promissory note (the “Original Note”) in the original principal face amount of approximately $236,000 issued to the Investor in January of 2020 for a new note of like tenor due and payable on June 30, 2020 (the “Exchanged Note”) that would become convertible into common stock of the Company (the “Common Stock”) should the Company be in default under the terms of the Exchanged Note. In addition, pursuant to the Agreement the Company issued to the Investor a note due and payable on November 28, 2020 in the principal face amount of $200,000 that becomes convertible into Common Stock commencing June 30, 2020 (the “Convertible Note” and with the Exchanged Note, the “Notes”) with an original issue discount of twenty percent (20%). In conjunction with the issuance of the Convertible Note, the Company also issued to the Investor a warrant (the “Warrant”) to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $1.07, the closing price of the Common Stock on May 28, 2020. Each of the conversion of the Notes and the exercise of Warrant is subject to approval of the NYSE American.

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235